Exhibit 10.3
CHAPARRAL ENERGY, INC.

2020 KEY EXECUTIVE RETENTION PLAN

Article 1
PURPOSE
Section 1.01.    Purpose. The purpose of the 2020 Key Executive Retention Plan (the “Plan”) of Chaparral Energy, Inc. (the “Company”) is to provide selected key executives of the Company and its Subsidiaries retention payments that are intended to provide an incentive to ensure the continued service of the participating key executives.
ARTICLE 2
DEFINITIONS
Section 2.01.    For the purposes of the Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:
“Affiliate” means any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the Company.
“Award Notice” means a written notice from the Company to a Participant evidencing the amount and terms of a Retention Payment pursuant to the Plan in the form provided by the Company to such Participant, the form of which is attached hereto as Exhibit A.
“Board” means the Company’s Board of Directors.
“Cause” means, with respect to any Participant, “cause” or any similar term as defined in such Participant’s employment agreement with the Company, the Employer and/or an Affiliate thereof, if any, or if not so defined, such Participant’s (i) conviction of, or entry by the Participant of a guilty or no contest plea to, a felony or crime involving moral turpitude; (ii) willful commission of an act of fraud or dishonesty resulting in economic or financial injury to the Company, the Employer or any Affiliate thereof; (iii) willful failure to substantially perform or gross neglect of the Participant’s duties, including, but not limited to, the failure to follow any lawful directive of the Board or the Chief Executive Officer of the Company, within the reasonable scope of the Participant’s duties; (iv) performance of acts materially detrimental to the Company, the Employer or any Affiliate thereof, unless otherwise approved in advance by the Board or the Chief Executive Officer of the Company; (v) use of narcotics, alcohol, or illicit drugs in a manner that has or may reasonably be expected to have a detrimental effect on the Participant’s performance of his duties as an employee of the Company, the Employer or any Affiliate thereof or on the reputation of the Company, the Employer or any Affiliate thereof; (vi) commission of a violation of the Code of Conduct of the Company or the Employer or, if applicable to the Participant, any Affiliate or any other rule or policy adopted by the Company, the Employer or any Affiliate thereof which results in injury to the Company, the Employer or an Affiliate thereof; (vii) breach of any applicable restrictive covenant agreement between the Participant and the Company, the Employer and/or any Affiliate thereof; or (viii) any other acts or omissions contrary to the best interests of the Company, the Employer or any Affiliate thereof which has caused, or is likely to cause, material harm to one or more of them. Cause shall not be deemed to exist with respect to clause (vi), clause (vii) and clause (viii) above unless (A) the Company provides written notice to the Participant of the conduct giving rise to Cause under the applicable clause within ninety (90) days after the Company has actual knowledge of the existence of such conduct and (B) Participant fails to completely remedy both the conduct so identified and the harm or threat of harm associated therewith within thirty (30) days after receipt of such notice.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Committee” means the Compensation Committee of the Board.
“Company” has the meaning set forth in Section 1.01.
“Employer” means Chaparral Energy, L.L.C.
“Good Reason” means, with respect to any Participant, “good reason” or any similar term as defined in such Participant’s employment agreement with the Company, the Employer and/or an Affiliate thereof, if any, or if not so defined, without the Participant’s consent: (i) a material diminution in the Participant’s authority, duties, or responsibilities; (ii) a material diminution in the Participant’s base salary or (iii) the requirement that the Participant be based at any office or location that is more than fifty (50) miles from the Participant’s place of employment, except for travel reasonably required in the performance of the Participant’s responsibilities. Notwithstanding the foregoing, a Participant will not be deemed to have terminated his or her employment for Good Reason unless (A) the Participant provides written notice to the Company of the existence of one of the conditions described above within ninety (90) days after the Participant has knowledge of the initial existence of the condition, (B) the Company fails to remedy the condition so identified within thirty (30) days after receipt of such notice (if capable of correction), (C) the Participant provides a notice of termination to the Company within thirty (30) days of the expiration of the Company’s period to remedy the condition, and (D) the Participant terminates employment within ninety (90) days after the Participant provides written notice to the Company of the existence of the condition referred to in clause (A).
“Participant” means an executive of the Company selected by the Committee to receive a Retention Payment under the Plan.
“Payment Date” means the date a Retention Payment is paid to a Participant as set forth in the Participant’s Award Notice.

“Plan” has the meaning set forth in Section 1.01.
“Retention Payment” means, with respect to a Participant, the amount set forth in the Participant’s Award Notice.
“Subsidiary” means any entity with respect to which the Company (i) has the power, through the ownership of securities or otherwise, to elect a majority of the directors or similar managing body or (ii) holds a majority of the equity interests.
ARTICLE 3
ADMINISTRATION
Section 3.01.    General. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select Participants, (ii) determine the amount of the Retention Payment payable to a Participant under the Plan, (iii) adjust the terms and conditions applicable to any Retention Payment, (iv) determine the conditions and restrictions, if any, to which Retention Payments will be subject, (v) determine whether the conditions and restrictions set forth in the Plan and applicable to any Retention Payment have been met, (vi) interpret the Plan, (vii) adopt such rules and regulations for carrying out the Plan as it may deem appropriate and (viii) amend or rescind such rules and regulations, make such other determinations for carrying out the Plan, in each case, as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive and binding upon all parties, including, without limitation, the Company and its Subsidiaries and Affiliates, each of the Participants and any beneficiary thereof. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated.
Section 3.02.    Plan Expenses. The reasonable expenses of the Plan shall be borne by the Company.
Section 3.03.    Delegation. The Committee may, to the extent permissible by law, delegate any of its authority hereunder to one or more Company officers as it deems appropriate.
ARTICLE 4
PAYMENT OF RETENTION PAYMENTS
Section 4.01.    Payment of Retention Payments. The Company shall pay to each Participant such Participant’s Retention Payment in the form of a lump sum cash payment on the Payment Date set forth in the Participant’s Award Notice.

Section 4.02.    Repayment of Retention Payment. In the event of a termination of a Participant’s employment by the Company for Cause or as a result of the Participant’s voluntary resignation other than for Good Reason, in either case prior to the one-year anniversary of the Payment Date, the Participant shall promptly repay to the Company, and in no event than later than ten (10) days following the date of such termination of employment, the full amount of such Participant’s Retention Payment, net of amounts withheld from the Retention Payment pursuant to Section 6.05 hereof.
ARTICLE 5
AMENDMENT AND TERMINATION OF THE PLAN
Section 5.01.    The Committee by written instrument may, in its sole discretion, at any time and from time to time amend, modify, suspend or terminate the Plan, in whole or in part; provided, however, that no such amendment, modification, suspension or termination that is not intended solely to comply with applicable law shall be made without the consent of the affected Participant if such action would adversely affect the rights of such Participant to retain a Retention Payment paid to the Participant.
ARTICLE 6
MISCELLANEOUS
Section 6.01.    No Contract of Employment. The existence of the Plan, as in effect at any time or from time to time, shall not be deemed to constitute a contract of employment between the Company, the Employer or any Affiliate thereof and any Participant or employee of the Company, the Employer or any Affiliate thereof, nor shall it constitute a right to remain in the employ of the Company, the Employer or any Affiliate thereof. Nothing in the Plan shall give a Participant the right to be retained in the service of the Company, the Employer of any Affiliate thereof or to interfere with the rights of the Company, the Employer of any Affiliate thereof to discipline or discharge a Participant at any time. The Company, the Employer or an applicable Affiliate may terminate a Participant’s employment at any time, for any reason, with or without Cause or notice; provided, however, that nothing in this Plan or any Award Notice shall amend, modify or supersede the provisions of a Participant’s employment agreement with the Company, the Employer and/or an Affiliate thereof, if any.
Section 6.02.    Successors. The Plan shall be binding upon any successor or assignee of the Company, and any such successor or assignee shall be required to perform the Company’s obligations under the Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In such event, the term “Company,” as used in this Plan, shall include the Company and any successor or assignee as described above which by reason hereof becomes bound by the terms and conditions of the Plan.
Section 6.03.    Non-Alienation Provision; Third Party Rights. Subject to the provisions of applicable law, no interest of any person or entity in, or right to receive or retain a benefit or distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including, without limitation, claims for alimony, support, separate maintenance and claims in bankruptcy proceedings. Nothing express or implied in the Plan is intended or may be construed to give any person other than eligible Participants any rights or remedies under the Plan.
Section 6.04.    Applicable Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Oklahoma, without giving effect to principles of conflicts of law. The Company and each Participant shall irrevocably and unconditionally waive all right to trial by jury in any proceeding relating to the Plan or any Retention Payment made hereunder, or for the recognition and enforcement of any judgment in respect thereof (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Retention Payment made hereunder. Except as provided above, by accepting any Retention Payment made hereunder, the Company and each Participant agree to exclusive jurisdiction in the federal courts located in Oklahoma City, Oklahoma to resolve any disputes under the Plan.
Section 6.05.    Taxes. The Company and its Subsidiaries and Affiliates (or such other entities designated by the Company) shall be entitled to withhold from any Retention Payments made pursuant to the Plan (or secure payment from such Participant in lieu of withholding) such amounts as may be required by federal, state or local law.
Section 6.06.    Impact on Other Benefits. Amounts paid under the Plan shall not be included in a Participant’s compensation for purposes of calculating benefits under any other plan, program or arrangement sponsored by the Company, the Employer or any Affiliates thereof, unless such plan, program or arrangement so provides by express reference to the Plan.
Section 6.07.    No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company, the Employer of any Affiliate thereof from taking any corporate action that is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any rights under the Plan. No Participant, employee or other person shall have any claim against the Company, the Employer of any Affiliate thereof as a result of any such action.
Section 6.08.    Limitation on Liability. The liability of the Company under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further additional duties, obligations, or costs on the Company, the Employer of any Affiliate thereof or the Committee or any other person or entity except as expressly set forth in the Plan.

Section 6.09.    Severability. Each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.
Section 6.10.    Usage of Terms and Headings. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. The headings and titles used in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.
Section 6.11.    Section 409A. It is intended that the payments and benefits provided under the Plan shall be exempt from or comply with the application of the requirements of Section 409A of the Code (“Section 409A”). The Plan shall be construed, administered and governed in a manner that is intended to affect such intent. Specifically, each payment under the Plan, including each payment in a series of installment payments, is deemed to be a separate installment payment. Notwithstanding anything contained herein to the contrary, and to the extent required to comply with Section 409A, if a Participant is a “specified employee,” as determined by the Company, as of his or her termination date, then all amounts due under the Plan that constitute a “deferral of compensation” within the meaning of Section 409A, that are provided as a result of a “separation from service” within the meaning of Section 409A, and that would otherwise be paid or provided during the first six months following the termination date, shall be accumulated through and paid or provided (without interest) on the first payroll date that immediately follows the date that is six months after the date of the termination date (or, if the Participant dies during such six-month period, the first payroll date following the Participant’s death). In no event will the Company, the Employer or an Affiliate thereof, or their respective employees, directors, officers, agents or shareholders have any liability, including, without limitation, for gross up or indemnity, for any failure of the Plan to satisfy the requirements of Section 409A or any exemption therefrom, and as a condition to the making of any Retention Payment under the Plan, all rights to seek such liability or indemnity are automatically waived, and there is no guarantee that such Retention Payments comply with or are exempt from Section 409A. All references to “termination of employment” (and similar terms) in the Plan shall mean a “separation from service” under Section 409A.
Section 6.12.    ERISA. The Plan is intended to constitute a “cash bonus” plan that is exempt from the federal Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is not intended and will not be construed to constitute a retirement, welfare or other benefit plan, is not intended to defer the receipt of payments to the termination of a Participant’s employment or beyond, and will not be governed by or subject to ERISA. All interpretations and determinations hereunder will be made on a basis consistent with the Plan’s status as a bonus program that is not an employee benefit plan subject to ERISA.

Section 6.13.    Notices. Any notice or other communication required or permitted pursuant to the terms of the Plan shall be in writing and shall be deemed to have been duly given when delivered personally, or sent by certified or registered mail, postage prepaid, return receipt requested, or sent by facsimile or similar form of telecommunication within business hours on a business day, and shall be deemed to have been given when received. Any such notice shall be addressed as follows:
If to the Company:
Chaparral Energy, Inc.
Attention: General Counsel
701 Cedar Lake Blvd.
Oklahoma City, OK 73114
If to a Participant, at the most recent address set forth in the Company’s records.